UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 5, 2006

Hana Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32626	32-0064979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Shoreline Court, Suite 370, South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

(650) 588-6404
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

On October 5, 2006, Hana Biosciences, Inc. (the “Company”) and Gregory I. Berk, the Company’s chief medical officer, entered into Amendment No. 1 (the “Amendment”) to the Employment Agreement between the Company and Dr. Berk dated October 21, 2004 (the “Employment Agreement”). The Amendment also amended the Letter Agreement between the Company and Dr. Berk dated October 21, 2004 (the “Letter Agreement”). Pursuant to the Amendment, the Company increased Dr. Berk’s annual salary to $340,000 and granted Dr. Berk a one-time incentive bonus in the amount of $40,000, payable in 24 equal bi-monthly installments commencing on October 15, 2006. The Amendment also extended the term of Dr. Berk’s employment to November 1, 2008. Additionally, the Amendment deleted, in its entirety, Paragraph 3 of the Letter Agreement, which provided that Dr. Berk was eligible to receive an annual incentive bonus.

A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits. The following exhibit is furnished herewith.

Exhibit No.	Description
10.1	Amendment No. 1 to the Employment Agreement between the Company and Gregory I. Berk dated October 5, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hana Biosciences, Inc.

Date: October 11, 2006	By:	/s/ John P. Iparraguirre
John P. Iparraguirre Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Amendment No. 1 to the Employment Agreement between the Company and Gregory I. Berk dated October 5, 2006.